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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 26, 2004, in the Registration Statement (Form S-8) pertaining to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan with respect to the consolidated financial statements of Group 1 Automotive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Houston, Texas
May 26, 2004